Exhibit 99.01

Imperva Announces Fourth Quarter and Full Year 2012 Financial Results

•	Total revenue of $31.8 million during the fourth quarter, up 36% year-over-year

•	Fourth quarter services revenue growth of 53% was driven by the 205% increase in subscription revenue

•	GAAP operating loss improved to $0.8 million for the fourth quarter compared to $1.5 million in the year ago period

•	Non-GAAP operating profit of $1.5 million for the fourth quarter compared to a loss of $0.9 million in the year ago period

•	Total deferred revenue at December 31, 2012 increased 41% year-over-year to $46.3 million

Redwood Shores, Calif. – February 7, 2013 – Imperva, Inc. (NYSE: IMPV), a pioneer and leader of a new category of business security solutions for critical applications and high-value data in the data center, today announced financial results for the fourth quarter and full year ended December 31, 2012.

“2012 was an exceptional year for Imperva, as we demonstrated our ability to successfully execute our global go-to-market growth strategy and significantly improved our operating leverage,” stated Shlomo Kramer, President and Chief Executive Officer of Imperva. “Our strong fourth quarter results were driven by the ongoing demand for our comprehensive integrated solution, as the number of sophisticated attacks and regulations governing business data continues to increase worldwide. Looking forward, we are well positioned to maintain our momentum and extend our leadership position due to our commitment to product innovation and ability to further leverage the investments being made to our global sales infrastructure.”

Fourth Quarter 2012 Financial Highlights

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Revenue: Total revenue for the fourth quarter of 2012 was $31.8 million, an increase of 36% compared to $23.3 million in the fourth quarter of 2011. Within total revenue, product revenue was $18.7 million, an increase of 27% compared to the fourth quarter of 2011. Services revenue increased 53% year-over-year to $13.1 million and accounted for 41% of total revenue, up from 37% in the fourth quarter of 2011. Within services revenue, overall subscription revenue grew 205% to $1.7 million, compared to the fourth quarter of 2011. Combined product and subscriptions revenue, a leading indicator of the strength of our business, grew 33% to $20.4 million, compared to the fourth quarter of 2011.

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Operating Profit (Loss): Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $(0.8) million for the fourth quarter compared to a loss of $(1.5) million during the fourth quarter in 2011. GAAP results included stock-based compensation expense of $2.4 million for the fourth quarter of 2012 and $0.6 million for the fourth quarter of 2011. Non-GAAP operating profit for the fourth quarter was $1.5 million, compared to a loss of $(0.9) million during the same period in 2011, excluding the above mentioned charges.

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Net Profit (Loss): GAAP net loss attributable to Imperva stockholders for the fourth quarter was $(0.7) million, or $(0.03) per share based on 23.6 million weighted average diluted shares outstanding. This compares to GAAP net loss attributable to Imperva stockholders of $(1.5) million, or $(0.10) per share based on 14.6 million weighted average shares outstanding in the prior-year period.

Non-GAAP net profit attributable to Imperva stockholders for the fourth quarter of 2012 was $1.6 million, or $0.06 per share based on 25.4 million weighted average diluted shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net loss attributable to Imperva stockholders of $(0.9) million, or $(0.05) per share based on 19.3 million weighted average diluted shares outstanding in the prior-year period.

Both GAAP and non-GAAP profit and loss per share attributable to Imperva stockholders for the fourth quarter ended December 31, 2012 adjust for the loss attributable to Imperva’s non-controlling interest in Incapsula.

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Balance Sheet: As of December 31, 2012, Imperva had cash, cash equivalents and investments of $102.3 million. Total deferred revenue of $46.3 million increased 41% compared to $32.9 million as of December 31, 2011.

Full Year 2012 Financial Highlights

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Revenue: Total revenue for 2012 was $104.2 million, an increase of 33% compared to $78.3 million for 2011. Within total revenue, product revenue was $59.5 million, an increase of 25% year-over-year. Services revenue increased 46% year-over-year to $44.7 million and accounted for 43% of total revenue, up from 39% for 2011. Within services revenue, overall subscriptions revenue grew 217% to $4.7 million, compared to 2011. Combined product and subscriptions revenue, a leading indicator of the strength of our business, grew 31% to $64.2 million, compared to 2011.

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Operating Profit (Loss): Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $(7.1) million for 2012 compared to a loss of $(10.0) million during 2011. GAAP results included stock-based compensation expense of $6.0 million for 2012 and $1.7 million for 2011. Non-GAAP operating loss for 2012 was $(1.1) million, compared to a loss of $(8.3) million during 2011, excluding the above mentioned charges.

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Net Profit (Loss): GAAP net loss attributable to Imperva stockholders for 2012 was $(7.4) million, or $(0.32) per share based on 22.9 million weighted average diluted shares outstanding. This compares to GAAP net loss attributable to Imperva stockholders of $(10.3) million, or $(1.34) per share based on 7.7 million weighted average shares outstanding in the prior-year period.

Non-GAAP net loss attributable to Imperva stockholders for 2012 was $(1.4) million, or $(0.06) per share based on 22.9 million weighted average diluted shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net loss attributable to Imperva stockholders of $(8.5) million, or $(0.51) per share based on 16.9 million weighted average diluted shares outstanding in the prior-year period.

Both GAAP and non-GAAP loss per share attributable to Imperva stockholders for the full year ended December 31, 2012 adjust for the loss attributable to Imperva’s non-controlling interest in Incapsula. A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Full Year 2012 Operating Highlights

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During the fourth quarter of 2012, Imperva booked 95 deals with a value over $100,000, up 20% compared to the fourth quarter of last year. For the full year 2012, the company booked 278 deals with a value over $100,000, an increase of 29% year-over-year.

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During the fourth quarter of 2012, Imperva added 199 new customers, up 28% compared to the fourth quarter of last year. For the full year 2012, the company added 553 new customers, an increase of 28% year-over-year. Imperva now has over 2,200 customers in more than 60 countries around the world.

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Imperva announced a partnership with Acunetix to achieve interoperability between Imperva’s SecureSphere Web Application Firewall (WAF) and Acunetix’s Web Vulnerability Scan (WVS) to provide reduced risk exposure, enhanced protection, reduced development cost, and compliance reporting.

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In January 2013, Imperva announced a technology alliance with FireEye which fully integrates our products to enhance protection for critical applications, data and intellectual property from advanced cyber attacks.

Business Outlook

The following forward-looking statements reflect expectations as of February 7, 2013. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

First Quarter Expectations – Ending March 31, 2013

Imperva expects total revenue for the first quarter of 2013 to be in the range of $27.0 million to $27.5 million, representing growth in the range of 25% to 28% compared to the same period in 2012. The company expects in the first quarter of 2013 non-GAAP gross margins of approximately 79%. Further, Imperva expects in the first quarter of 2013 non-GAAP operating loss to be in the range of $(2.0) million to $(2.5) million and non-GAAP net loss attributable to Imperva stockholders to be in the range of $(2.25) million to $(2.75) million, or a loss of $(0.09) to $(0.11) per share, which excludes stock-based compensation expense.

Full Year Expectations –Ending December 31, 2013

Imperva expects total revenue for 2013 to be in the range of $131.0 million to $135.0 million, or up 26% to 30% compared to 2012. Imperva expects 2013 non-GAAP gross margins of approximately 80%. Further, the company expects 2013 non-GAAP operating profit to be in the range of $5.0 million to $6.5 million and non-GAAP net profit attributable to Imperva stockholders to be in the range of $4.0 million to $5.0 million, or $0.15 to $0.21 per share, which excludes stock-based compensation expense. Imperva expects capital expenditures for the full year to be in the range of $2.5 million to $3.5 million. Finally, the company expects to continue to generate positive cash flows from operations in 2013.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the fourth quarter and full year ended December 31, 2012. To access this call, dial 888.337.8259 for the U.S. and Canada or 719.325.2336 for international callers with conference ID #7457180. A live webcast of the conference call will be accessible from the investors page of Imperva’s website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through February 21, 2013, by dialing 877.870.5176 for the U.S. and Canada, or 858.384.5517 for international callers and entering passcode #7457180.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical non-GAAP net loss and non-GAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation from the Imperva unaudited condensed consolidated statement of operations and give pro forma effect to the conversion of convertible preferred stock and issuance of common stock in connection with Imperva’s initial public offering as if both had happened at the beginning of each period presented.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding Imperva’s “Business Outlook” (“First Quarter Expectations – Ending March 31, 2013” and “Full Year Expectations – Ending December 31, 2013”); Imperva’s belief that quarterly and annual combined product and subscriptions revenue are a leading indicator of the strength of its business; the company’s belief that it will continue to successfully execute its global go-to-market growth strategy and significantly improve its operating leverage; Imperva’s belief that the number of sophisticated attacks and regulations governing business data will continue to increase worldwide; the company’s belief that there will be continued demand for its comprehensive integrated solution; and Imperva’s belief that it will continue to maintain its momentum, extend its leadership position and further leverage the investments being made to its global sales infrastructure. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for our business security solutions may not increase and may decrease; the risk that we may not timely introduce new products or versions of our products and that they may not be accepted by the market; the risk that competitors may be perceived by customers to be better positioned to help handle business security threats and protect their businesses from major risk; the risk that the growth of Imperva may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on November 13, 2012 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva is a pioneer and leader of a new category of business security solutions for critical applications and high-value data in the data center. Imperva’s award-winning solutions protect against data theft, insider abuse, and fraud while streamlining regulatory compliance by monitoring and controlling data usage and business transactions across the data center, from storage in a database or on a file server to consumption through applications. With over 2,200 end-user customers in more than 60 countries and thousands of organizations protected through cloud-based deployments, securing your business with Imperva puts you in the company of the world’s leading organizations. For more information, visit www.imperva.com, follow us on Twitter or visit our blog.

© 2013 Imperva, Inc. All rights reserved. Imperva and the Imperva logo are trademarks of Imperva, Inc.

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IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2012	2011	2012	2011
Net revenue:
Products and license	$18,717	$14,779	$59,490	$47,600
Services	13,102	8,536	44,745	30,702

Total net revenue	31,819	23,315	104,235	78,302
Cost of revenue(1):
Products and license	2,338	2,278	8,530	6,711
Services	4,036	2,448	13,374	9,510

Total cost of revenue	6,374	4,726	21,904	16,221

Gross profit	25,445	18,589	82,331	62,081
Operating expenses(1):
Research and development	5,483	4,740	20,555	17,598
Sales and marketing	16,769	11,712	53,509	42,682
General and administrative	4,035	3,621	15,371	11,807

Total operating expenses	26,287	20,073	89,435	72,087

Loss from operations	(842)	(1,484)	(7,104)	(10,006)
Other expense, net	(117)	48	(243)	(190)

Loss before provision for income taxes	(959)	(1,436)	(7,347)	(10,196)
Provision for income taxes	(97)	191	545	662

Net loss	(862)	(1,627)	(7,892)	(10,858)
Add: Loss attributable to noncontrolling interest	138	131	505	589

Net loss attributable to Imperva, Inc. stockholders	$(724)	$(1,496)	$(7,387)	$(10,269)

Net loss per share of common stock attributable to Imperva, Inc. stockholders, basic and diluted	$(0.03)	$(0.10)	$(0.32)	$(1.34)

Shares used in computing net loss per share of common stock, basic and diluted	23,605	14,618	22,916	7,675

(1) Stock-based compensation expense as included in above:

Cost of revenue	$167	$45	$469	$118
Research and development	468	47	1,227	130
Sales and marketing	1,178	167	2,543	412
General and administrative	559	314	1,729	1,067

Total stock-based compensation expense	$2,372	$573	$5,968	$1,727

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of Dec 31, 2012	As of Dec 31, 2011
Assets
Current assets:
Cash and cash equivalents	$59,201	$96,025
Short-term investments	43,126	1,587
Restricted cash, current	591	687
Accounts receivable, net	35,576	25,736
Inventory	328	442
Deferred tax assets	597	246
Prepaid expenses and other current assets	4,356	1,352

Total current assets	143,775	126,075
Property and equipment, net	5,515	4,026
Severance pay fund	3,150	2,652
Restricted cash	753	666
Deferred tax assets	—	46
Other assets	764	77

Total assets	$153,957	$133,542

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,789	$3,534
Accrued compensation and benefits	9,258	7,491
Accrued and other current liabilities	4,323	4,408
Deferred revenue	33,609	21,982

Total current liabilities	50,979	37,415
Other liabilities	2,638	2,856
Deferred revenue	12,682	10,943
Accrued severance pay	3,427	2,760

Total liabilities	69,726	53,974
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	157,989	147,085
Accumulated deficit	(73,517)	(66,130)
Accumulated other comprehensive income (loss)	861	(616)

Total Imperva, Inc. stockholders’ equity	85,335	80,341
Noncontrolling interest	(1,104)	(773)

Total stockholders’ equity	84,231	79,568

Total liabilities and stockholders’ equity	$153,957	$133,542

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Twelve Months Ended
	Dec 31, 2012	Dec 31, 2011
Cash flows from operating activities:
Net loss	$(7,892)	$(10,858)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,841	1,540
Stock-based compensation	5,968	1,727
Revaluation of convertible preferred stock warrant liability	—	238
Amortization of premiums/accretion of discounts on short-term investments	496	—
Excess tax benefits from share-based compensation	(19)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(9,840)	(12,572)
Inventory	114	(55)
Prepaid expenses and other assets	(2,174)	(95)
Accounts payable	255	1,019
Accrued compensation and benefits	1,767	1,623
Accrued and other liabilities	703	(622)
Severance pay, net	169	(60)
Deferred revenue	13,366	11,707
Deferred tax assets	(286)	(121)
Other	(1)	(8)

Net cash provided by (used in) operating activities	4,467	(6,537)
Cash flows from investing activities:
Purchase of short-term investments	(58,158)	(2,948)
Proceeds from sales/maturities of short-term investments	16,305	2,611
Net purchases of property and equipment	(3,330)	(1,465)
Purchase of other assets	(400)	—
Change in restricted cash	9	160

Net cash used in investing activities	(45,574)	(1,642)
Cash flows from financing activities:
Proceeds from issuance of common stock	4,211	1,149
Proceeds from initial public offering, net of offering costs	—	86,245
Proceeds from issuance of restricted stock	—	963
Increase in line of credit	—	4,000
Repayment of revolving credit facility	—	(4,501)
Excess tax benefits from share-based compensation	19	—

Net cash provided by financing activities	4,230	87,856
Effect of exchange rate changes on cash	53	(62)

Net increase (decrease) in cash and cash equivalents	(36,824)	79,615
Cash and cash equivalents at beginning of year	$96,025	$16,410

Cash and cash equivalents at end of year	$59,201	$96,025

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
GAAP operating loss	$(842)	$(1,484)	$(7,104)	$(10,006)
Plus:
Stock-based compensation expense	2,372	573	5,968	1,727

Non-GAAP operating income (loss)	$1,530	$(911)	$(1,136)	$(8,279)

GAAP net loss attributable to Imperva, Inc. stockholders	$(724)	$(1,496)	$(7,387)	$(10,269)
Plus:
Stock-based compensation expense	2,372	573	5,968	1,727

Non-GAAP net income (loss)	$1,648	$(923)	$(1,419)	$(8,542)

Weighted average basic shares outstanding	23,605	14,618	22,916	7,675
Plus:
Additional weighted average shares giving effect to initial public offering and conversion of convertible preferred stock at the beginning of the period	—	4,679	—	9,228

Shares used in computing Non-GAAP net income (loss) per share, basic	23,605	19,297	22,916	16,903

Shares used in computing Non-GAAP net income (loss) per share, diluted	25,363	19,297	22,916	16,903

Non-GAAP net income (loss), basic	$0.07	$(0.05)	$(0.06)	$(0.51)
Non-GAAP net income (loss), diluted	$0.06	$(0.05)	$(0.06)	$(0.51)

- Due to rounding, totals may not equal the sum of the line items in the table above.

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva excludes stock based compensation charges from its non-GAAP financial measures primarily because they are non cash expenses that it does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of its business.

Conversion of Preferred and Shares from Initial Public Offering: Imperva believes it is useful to provide a non-GAAP financial measure that gives pro forma effect to the conversion of preferred stock and issuance of common stock in connection with Imperva’s initial public offering as if both had happened at the beginning of each period presented in order to have an alternative way to evaluate per share performance on a comparative basis.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com